Exhibit 99.1

ANTARES PHARMA REPORTS FOURTH QUARTER AND FULL YEAR 2019 OPERATING AND FINANCIAL RESULTS

Record Quarterly Revenue of $37.8 Million – Earnings Per Share of $0.03

Record Annual Revenue of $123.9 Million, a 95% Increase over 2018 Annual Revenue

EWING, NJ, March 3, 2020 -- Antares Pharma, Inc. (NASDAQ: ATRS) (“the Company”) today reported operating and financial results for the fourth quarter and full year ended December 31, 2019.  The Company reported total revenue of $37.8 million for the fourth quarter of 2019 and $123.9 million for the year ended December 31, 2019.  Net income per share was $0.03 for the fourth quarter of 2019 and a net loss per share of $0.01 for the year ended December 31, 2019.

“Our evolution as a pharmaceutical technology company continued in 2019, as we delivered record revenue and the Company’s first full year of operating income. Our revenue of almost $124 million and first time annual operating income was driven by the successful launch of our proprietary product XYOSTED and Teva’s generic epipen,” said Robert F. Apple, President and Chief Executive Officer of the Company. “We believe the XYOSTED launch exceeded expectations, solidifying our commercial effectiveness, and that our operational capabilities contributed to the success of the generic epipen launch. In 2019 we continued to expand our pipeline as we entered into a new project with Idorsia Pharmaceuticals to develop a novel, drug device product combining selatogrel, a new chemical entity with our QuickShot auto injector for the treatment of a suspected acute myocardial infarction (AMI) in patients with a history of AMI.  As we look ahead to 2020, we believe our strong financial position and established commercial operations provide a foundation to help fuel continued growth of XYOSTED and progress of our pipeline.”

Fourth Quarter 2019 and Recent Highlights

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Reported fourth quarter 2019 revenue of $37.8 million, an increase of 101% compared to the same period last year.  Generated fourth quarter product revenue of $28.5 million, an increase of 100% compared to the same period last year.  Fourth quarter royalty revenue was $6.2 million as compared to $3.5 million reported in the same period last year, a 78% increase.  Cash, cash equivalents and short-term investments were $45.7 million at December 31, 2019, as compared to $41.9 million at September 30, 2019 and $27.9 million at December 31, 2018.

•	Reported fourth quarter 2019 earnings per share of $0.03. This represents the Company’s second consecutive quarterly income from ongoing operations.

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Announced a global agreement with Idorsia Pharmaceuticals Ltd. to develop a novel, drug-device product combining selatogrel, Idorsia’s potent, fast-acting and highly selective P2Y12 receptor antagonist under development, with the Antares subcutaneous QuickShot® auto injector. Selatogrel, a new chemical entity, is being developed for the treatment of a suspected acute myocardial infarction (AMI) in adult patients with a history of AMI.

•	Announced full year 2020 net revenue guidance of $135 to $155 million, which includes a range of potential revenue scenarios for AMAG’s Makena® subcutaneous auto injector product.

Fourth Quarter and Year-to-Date Financial Results

Total revenue represents revenue generated from product sales, development activities and royalties.  Total revenue was $37.8 million for the three months ended December 31, 2019, compared to $18.8 million for the comparable period in 2018, a 101% increase.   For the year ended December 31, 2019, total revenue was $123.9 million, compared to $63.6 million for the comparable period in 2018, a 95% increase.

Product sales were a record $28.5 million for the three months ended December 31, 2019, compared to $14.2 million for the comparable period in 2018, a 100% increase.  For the year ended December 31, 2019, product sales were $92.1 million, compared to $47.9 million for the comparable period in 2018, a 92% increase.

Sales of our proprietary products XYOSTED® and OTREXUP® generated revenue of $14.0 million and $39.2 million for the three and twelve months ended December 31, 2019, respectively, as compared to $5.7 million and $17.5 million for the three and twelve months ended December 31, 2018, respectively. The increase in proprietary product sales for the three and twelve months ended December 31, 2019 as compared to the three and twelve months ended December 31, 2018 was principally attributable to sales of XYOSTED®, which was launched in late 2018.

We sell devices, components and fully assembled and packaged product to our partners Teva, AMAG and Ferring Pharmaceuticals.  Partnered product sales were $14.5 million and $8.5 million for the three months ended December 31, 2019 and 2018, respectively, and $52.9 million and $30.3 million for the year ended December 31, 2019 and 2018, respectively. The increase in sales of partnered products for the three and twelve months ended December 31, 2019 as compared to the same period in 2018 is primarily attributable to sales of auto injector devices to Teva for use with their Epinephrine Injection USP. With the final payment received in October of 2019 related to the sale of our needle-free device to Ferring, we will no longer manufacture and supply needle free devices going forward.

Licensing and development revenue includes license fees received from partners for the right to use our intellectual property and amounts earned in joint development arrangements with partners under which we perform development activities or develop new products on their behalf. Licensing and development revenue was $3.2 million and $7.5 million for the three and twelve month periods ended December 31, 2019, respectively, compared to $1.1 million and $6.8 million for the comparable periods in 2018, respectively. Licensing and development revenue for the three and twelve month periods was primarily from the Pfizer rescue pen and Teva pen development programs.

Royalties are recognized based on in-market sales of products sold by our partners. Royalty revenue was $6.2 million for the three months ended December 31, 2019 compared to $3.5 million for the same period in 2018, a 78% increase.  For the twelve month period ended December 31, 2019, royalty revenue was $24.2 million, compared to $8.9 million for the comparable period in 2018, a 171% increase.  The significant increases in royalty revenue for the three and twelve month periods were primarily attributable to royalties recognized from Teva on their net sales of Epinephrine Injection USP and from AMAG on their net sales of the Makena® subcutaneous auto injector.

Operating expenses were $18.2 million for the fourth quarter of 2019 compared to $14.9 million in the comparable period of 2018.  Total operating expenses for the twelve months ended December 31, 2019 were $72.4 million as compared to $49.1 million for the comparable period in 2018.  The increase in operating expenses for the three and twelve month periods of 2019 was primarily attributable to additional sales and marketing expenses associated with the launch of XYOSTED®.

Operating income was $5.6 million for the fourth quarter of 2019 compared to $6.8 million in the comparable period of 2018.  Total operating income for the twelve months ended December 31, 2019 was $1.0 million as compared to an operating loss of $4.1 million for the twelve months ended December 31, 2018. Net income was $4.7 million for the fourth quarter of 2019, compared to $6.1 million for the fourth quarter of 2018.  Net loss was $2.0 million for the twelve months ended December

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31, 2019 as compared to $6.5 million for the twelve months ended December 31, 2018.  Net income per share was $0.03 and $0.04 for the three month periods ended December 31, 2019 and 2018, respectively, and net loss per share was $0.01 and $0.04 for the twelve month periods ended December 31, 2019 and 2018, respectively. The three and twelve month periods ended December 31, 2018 reflected a $12.5 million gain recognized from the sale of our needle free product line to Ferring Pharmaceuticals.

At December 31, 2019, cash, cash equivalents and short-term investments were $45.7 million compared to $27.9 million at December 31, 2018. During the second quarter of 2019, the Company amended the existing loan and security agreement with Hercules Capital and borrowed an additional $15.0 million upon execution of the agreement.

2020 Financial Guidance

The Company previously issued 2020 net revenue guidance to be in a range of $135 to $155 million.

Conference Call, Call Replay and Webcast

Antares executives will provide a Company update and review fourth quarter 2019 financial results via webcast and conference call today, March 3, 2020, at 8:30 a.m. ET (Eastern Time). The webcast of the conference call, which will include a slide presentation, can be accessed through the link located on the “For Investors” section of the Company’s website (www.antarespharma.com) under “Webcasts & Presentations”.  Alternatively, callers may participate in the audio portion of the conference call by dialing toll free 1-800-367-2403, or 1-334-777-6978.  Callers should reference the Antares Pharma conference call or conference identification code 4919542. Callers can access the slide presentation on the “For Investors” section of the Company’s website under “Webcasts & Presentations”.  A telephone replay of the conference call will be available from 11:30 a.m. ET on Tuesday, March 3, 2020 through 11:30 a.m. ET on Thursday, April 2, 2020. To access the replay, callers should dial 1-888-203-1112 or 1-719-457-0820 and enter passcode 4919542.

About Antares Pharma

Antares Pharma, Inc. is a pharmaceutical technology company focused primarily on the development and commercialization of self-administered parenteral pharmaceutical products using advanced drug delivery auto injector technology.  The Company has a portfolio of proprietary and partnered commercial products with several product candidates in various stages of development, as well as significant strategic alliances with industry leading pharmaceutical companies including Teva Pharmaceutical Industries, Ltd. (Teva), AMAG Pharmaceuticals, Inc. (AMAG), Pfizer Inc. (Pfizer) and Idorsia Pharmaceuticals Ltd. (Idorsia).  Antares Pharma’s proprietary products include XYOSTED® (testosterone enanthate) injection, OTREXUP® (methotrexate) injection for subcutaneous use and Sumatriptan Injection USP, which is distributed by Teva.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factors that may cause such differences include, but are not limited to: achievement of the Company’s 2020 revenue guidance; market acceptance, adequate reimbursement coverage and commercial success of XYOSTED® and future revenue from the same; successful development including the timing and results of the clinical bridging and Phase 3 clinical trial of the drug device combination product for Selatogrel with Idorsia Pharmaceuticals and FDA and global regulatory approvals and future revenue from the same; market acceptance of Teva’s generic epinephrine auto-injector product and future revenue from the same; our expectations regarding whether the FDA will pursue withdrawal of approval for AMAG Pharmaceuticals Inc.’s Makena® subcutaneous auto injector following the recent

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FDA advisory committee meeting and future prescriptions, market acceptance and revenue from Makena® subcutaneous auto injector; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; continued growth of prescriptions and sales of OTREXUP®;  the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development;  actions by the FDA or other regulatory agencies with respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to meet loan extension and interest only payment milestones and the ability to repay the debt obligation to Hercules Capital;  the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, and in the Company's other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Jack Howarth

Vice President, Corporate Affairs

609-359-3016

jhowarth@antarespharma.com

TABLES FOLLOW

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ANTARES PHARMA, INC.

Table 1 - CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands except per share amounts)

(unaudited)

	Three Months Ended			For the Year Ended
	December 31,		Increase	December 31,		Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Revenue:
Product sales	$28,496	$14,229	100%	$92,103	$47,870	92%
Licensing and development revenue	3,164	1,129	180%	7,529	6,753	11%
Royalties	6,179	3,463	78%	24,232	8,931	171%
Total revenue	37,839	18,821	101%	123,864	63,554	95%
Cost of revenue	14,026	9,630	46%	50,475	31,065	62%
Gross profit	23,813	9,191	159%	73,389	32,489	126%
Research and development	2,880	3,007	(4%)	10,624	12,328	(14%)
Selling, general and administrative	15,366	11,896	29%	61,773	36,762	68%
Total operating expenses	18,246	14,903	22%	72,397	49,090	47%
Gain on sale of assets	—	12,500	(100%)	—	12,500	(100%)
Operating income (loss)	5,567	6,788	(18%)	992	(4,101)	**
Other expense	(872)	(654)	33%	(3,019)	(2,414)	25%
Net income (loss)	$4,695	$6,134		$(2,027)	$(6,515)
Net income (loss) per common share, basic and diluted	$0.03	$0.04		$(0.01)	$(0.04)

ANTARES PHARMA, INC.

Table 2 – CONSOLIDATED DETAIL OF REVENUE FROM PRODUCT SALES

(amounts in thousands)

(unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Product sales:
XYOSTED®	$8,423	$649	$20,769	$649
OTREXUP®	5,579	5,063	18,446	16,883
Partnered product sales	14,494	8,517	52,888	30,338
Total product sales	$28,496	$14,229	$92,103	$47,870

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ANTARES PHARMA, INC.

Table 3 – CONSOLIDATED CONDENSED BALANCE SHEETS

(amounts in thousands)

(unaudited)

	December 31,	December 31,
	2019	2018
Assets
Cash, cash equivalents and investments	$45,721	$27,892
Accounts receivable	35,074	18,976
Inventories	16,000	11,350
Contract assets	8,235	10,442
Equipment, molds, furniture and fixtures, net	15,961	14,895
Goodwill, intangibles and right-of use assets	7,036	1,926
Other assets	4,724	2,796
Total Assets	$132,751	$88,277

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$29,428	$23,132
Deferred revenue	1,738	1,018
Long-term debt and lease liabilities	47,085	25,126
Stockholders’ equity	54,500	39,001
Total Liabilities and Stockholders’ Equity	$132,751	$88,277

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